March 27, 2000



                                                                     Exhibit 5.1


Appliance Recycling Centers of America, Inc.
7400 Excelsior Boulevard
Minneapolis, MN 55426

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

            We have examined (a) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by you of up to 105,000 shares of your common stock, no par value (the "Shares"), 100,000 pursuant to the Amended and Restated 1997 Stock Option Plan ("1997 Plan") and 5,000 pursuant to a Warrant to Purchase Common Stock, each, in the manner set forth in the Registration Statement; (b) your Articles of Incorporation and your Bylaws, both as amended to date; and (c) your corporate proceedings relative to your organization and to the issuance of the Shares pursuant to the 1997 Plan, the Warrant and the Registration Statement.

            In addition to the examination outlined above, we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

            Based upon the foregoing, we are of the opinion that:

            1. Appliance Recycling Centers of America, Inc. has been legally incorporated and is validly existing under the laws of the State of Minnesota.

            2. The Shares will, when issued by you and paid for by the optionee or warrantholder, as contemplated in the Registration Statement and the related Prospectus, be legally issued, fully paid, and nonassessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration

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Statement. In giving this consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                        MACKALL, CROUNSE & MOORE, PLC


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